Exhibit 99.1

SurModics Reports First Quarter Fiscal 2015 Results

  GAAP Revenue of $14.2 Million and GAAP EPS of $0.27, non-GAAP EPS of $0.25
  SurModics SurVeil™ Drug Coated Balloon GLP Study Underway
  Strong Cash Flow from Operations
  Reaffirms Fiscal 2015 Revenue, EPS and Cash Flow Guidance

EDEN PRAIRIE, Minn.--(BUSINESS WIRE)--January 29, 2015--SurModics, Inc. (Nasdaq: SRDX), a leading provider of surface modification and in vitro diagnostic technologies to the healthcare industries, today announced results for its fiscal 2015 first quarter ended December 31, 2014.

According to SurModics’ President and Chief Executive Officer Gary Maharaj, “We are pleased both with our financial results for the first quarter and the progress we made executing on our strategic plan to go beyond coating devices to providing a complete solution for our customers. Specifically, we advanced the development of SurModics SurVeil™ Drug Coated Balloon product by starting the GLP (Good Laboratory Practice) pre-clinical study, as planned. We are also excited that two competitor products have now been approved in the US and are looking forward to drug-coated balloons developing into an important therapeutic modality for the treatment of peripheral artery disease. The successful completion of the GLP preclinical study will be a significant milestone which should allow us to proceed with a first-in-human clinical trial later this fiscal year.”

Maharaj continued, “From a financial performance perspective, non-GAAP earnings per share increased 19%. In our Medical Device segment, our focus on diversifying SurModics non-coronary hydrophilic royalties overcame a decline in coronary revenue. As expected, our In Vitro Diagnostics business continued to strengthen in the first quarter, posting 7% revenue growth. The Company’s operating margin was a strong 35%. To support our drug coated balloon platform, we plan to accelerate R&D spending in the remainder of fiscal 2015, which is reflected in our annual guidance.”

First Quarter Revenue and Earnings Summary

GAAP revenue for the fiscal 2015 first quarter totaled $14.2 million, compared with $13.9 million in the fiscal 2014 first quarter.

Diluted GAAP earnings per share in the first quarter of fiscal 2015 were $0.27 compared with $0.26 in the prior-year period. The first quarter fiscal 2015 earnings include $0.02 per share of income tax benefits from retroactively reinstated federal R&D income tax credits. The fiscal 2014 quarter included a $0.05 per share strategic investment gain from a clinical earnout milestone payment as a result of the 2013 sale of Vessix Vascular to Boston Scientific. Non-GAAP earnings per share increased 19% from $0.21 to $0.25 per share in the first quarter of fiscal 2015.

Medical Device Segment

The Medical Device business unit accounts for approximately three-quarters of the Company’s total revenue. This unit, which includes hydrophilic coatings and device drug delivery technologies, posted revenue of $10.6 million in the first quarter of fiscal 2015, increasing 1% from the year-ago period. First quarter 2015 hydrophilic coating royalty revenue was $7.1 million, flat with the prior-year period. Medical Device generated $5.5 million of operating income during the first quarter, up 4% from a year ago.

Additionally, three medical device customers launched new products utilizing SurModics hydrophilic coatings in the 2015 first quarter. Reflecting our market diversification strategy, strength in non-coronary hydrophilic coatings royalty revenue offset decreases in average selling prices and procedure volumes in the Japanese market, lower-than-expected royalty revenue attributable to the accuracy of and reporting of customer royalty obligations as well as industry headwinds in the coronary sector.

SurModics SurVeil Drug Coated Balloon Update

As noted above, SurModics started its GLP study involving SurModics SurVeil Drug Coated Balloon during the first quarter of fiscal 2015. According to Maharaj, “Our execution on this strategically important initiative is on track, thanks to the hard work and dedication of our team. This is an exciting time for us as we move towards our goal of initiating a first-in-human trial.”

In Vitro Diagnostics Segment

The In Vitro Diagnostics (IVD) business unit accounts for approximately one-quarter of the Company’s total revenue. Revenue for the first quarter of fiscal 2015 totaled $3.6 million, up 7% from the year-ago period. The IVD business unit generated $1.1 million of operating income in the first quarter of fiscal 2015, compared with $0.7 million in the year-ago period.

Balance Sheet and Cash Flow

As of December 31, 2014, the Company had $47.6 million of cash and investments and no outstanding debt. SurModics generated cash from operating activities of $5.5 million in the first quarter of fiscal 2015, compared with $4.3 million in the prior-year period. Capital expenditures totaled less than $0.1 million and share repurchases aggregated $20.0 million for the period. The $20.0 million of share repurchases resulted from the accelerated share repurchase program that was announced in SurModics’ fourth quarter fiscal 2014 earnings release.

Said Maharaj, “Our strong balance sheet and cash flow, combined with SurModics’ $175 million shelf registration statement and $20 million line of credit, position us to support organic and corporate development initiatives that have the potential to enhance shareholder value.”

Fiscal 2015 Outlook

The Company is reaffirming its previously stated guidance for fiscal 2015. SurModics expects full-year revenue to be in the range of $57.0 to $60.0 million, and diluted GAAP earnings to be in the range of $0.85 per share to $0.95 per share. The fiscal 2015 earnings per share guidance includes an increase of approximately 5% to 7% in research and development investment over fiscal 2014 levels, primarily related to the drug coated balloon program; an assumed 13.2 million diluted shares outstanding; and a 33.0% to 35.0% income tax rate. The Company’s earnings per share and income tax rate guidance exclude the impact of any strategic investment gains and losses. GAAP cash flow from operating activities is expected to range between $16.5 million and $18.0 million for fiscal 2015, unchanged from prior guidance. Capital expenditures for fiscal 2015 are projected to range between $2.2 million and $2.5 million, which is also unchanged.

Live Webcast

SurModics will host a webcast at 4 p.m. CT (5 p.m. ET) today to discuss first quarter results. To access the webcast, go to the investor relations portion of the Company’s website at www.surmodics.com and click on the webcast icon. A replay of the first quarter conference call will be available by dialing 888-203-1112 and entering conference call ID passcode 5713376. The audio replay will be available beginning at 7 p.m. CT on Thursday, January 29, 2015, until 7 p.m. CT on Thursday, February 5, 2015.

About SurModics SurVeil™ Drug Coated Balloon

SurModics SurVeil Drug Coated Balloon is a product designed to treat peripheral arterial disease. SurModics SurVeil Drug Coated Balloon is a development stage product and is currently not approved for sale in any country. Following completion of the GLP pre-clinical study, we plan to seek regulatory approval to initiate a first-in-human trial using SurModics SurVeil Drug Coated Balloon in late fiscal 2015.

About SurModics, Inc.

SurModics’ mission is to exceed our customers’ expectations and enhance the well-being of patients by providing the world’s foremost, innovative surface modification technologies and in vitro diagnostic chemical components. The Company partners with the world’s leading and emerging medical device, diagnostic and life science companies to develop and commercialize innovative products designed to improve lives by enabling the detection and treatment of disease. Core offerings include surface modification coating technologies that impart lubricity, prohealing, and biocompatibility capabilities; and components for in vitro diagnostic test kits and microarrays. SurModics is headquartered in Eden Prairie, Minnesota. For more information about the Company, visit www.surmodics.com. The content of SurModics’ website is not part of this press release or part of any filings that the Company makes with the SEC.

Safe Harbor for Forward-Looking Statements

This press release contains forward-looking statements. Statements that are not historical or current facts, including statements about beliefs and expectations regarding the Company’s capital needs and its performance in the near- and long-term, including our revenue, earnings and cash flow expectations for fiscal 2015, are forward-looking statements. Forward-looking statements involve inherent risks and uncertainties, and important factors could cause actual results to differ materially from those anticipated, including (1) our reliance on third parties (including our customers and licensees) and their failure to successfully develop, obtain regulatory approval for, market and sell products incorporating our technologies; (2) the challenges and uncertainties inherent in product development, including the uncertainties of the GLP pre-clinical study and the timeline for receiving regulatory approval that would allow us to initiate a first-in-human trial for SurModics SurVeil Drug Coated Balloon; (3) our ability to achieve our corporate goals; (4) possible adverse market conditions and possible adverse impacts on our cash flows, and (5) the factors identified under “Risk Factors” in Part I, Item 1A of our Annual Report on Form 10-K for the fiscal year ended September 30, 2014, and updated in our subsequent reports filed with the SEC. These reports are available in the Investors section of our website at www.surmodics.com and at the SEC website at www.sec.gov. Forward-looking statements speak only as of the date they are made, and we undertake no obligation to update them in light of new information or future events.

Use of Non-GAAP Financial Information

In addition to reporting financial results in accordance with generally accepted accounting principles, or GAAP, SurModics is reporting non-GAAP financial results including non-GAAP net income and non-GAAP diluted net income per share. We believe that these non-GAAP measures provide meaningful insight into our operating performance excluding certain event-specific matters, and provide an alternative perspective of our results of operations. We use non-GAAP measures, including those set forth in this release, to assess our operating performance and to determine payout under our executive compensation programs. We believe that presentation of certain non-GAAP measures allows investors to review our results of operations from the same perspective as management and our board of directors and facilitates comparisons of our current results of operations. The method we use to produce non-GAAP results is not in accordance with GAAP and may differ from the methods used by other companies. Non-GAAP results should not be regarded as a substitute for corresponding GAAP measures but instead should be utilized as a supplemental measure of operating performance in evaluating our business. Non-GAAP measures do have limitations in that they do not reflect certain items that may have a material impact on our reported financial results. As such, these non-GAAP measures should be viewed in conjunction with both our financial statements prepared in accordance with GAAP and the reconciliation of the supplemental non-GAAP financial measures to the comparable GAAP results provided for the specific periods presented, which are attached to this release.

SurModics, Inc. and Subsidiaries
Condensed Consolidated Statements of Income
(in thousands, except per share data)

	Three Months Ended
	December 31,
	2014	2013
	(Unaudited)
Revenue
Royalties and license fees	$7,275	$7,465
Product sales	5,847	5,400
Research and development	1,083	1,018
Total revenue	14,205	13,883

Operating expenses
Product costs	1,902	2,004
Research and development	3,576	3,699
Selling, general and administrative	3,693	3,851
Total operating costs and expenses	9,171	9,554
Income from operations	5,034	4,329

Investment income	50	767
Income before income taxes	5,084	5,096

Income tax provision	(1,470)	(1,466)
Net income	$3,614	$3,630

Basic net income per share	$0.27	$0.26

Diluted net income per share	$0.27	$0.26

Weighted average shares outstanding
Basic	13,225	13,756
Diluted	13,423	14,009

SurModics, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(in thousands)

	December 31,	September 30,
	2014	2014
	(Unaudited)
Assets
Cash and short term investments	$30,685	$46,551
Accounts receivable	4,442	4,751
Inventories	2,829	2,817
Other current assets	1,072	1,145
Current assets of discontinued operations	―	16
Total current assets	39,028	55,280

Property and equipment, net	12,674	13,133
Long-term investments	16,933	16,823
Other assets	18,490	19,653
Total assets	$87,125	$104,889

Liabilities and Stockholders’ Equity
Current liabilities	$3,539	$4,022
Current liabilities of discontinued operations	―	45
Total current liabilities	3,539	4,067

Other liabilities	1,935	2,071
Total stockholders’ equity	81,651	98,751
Total liabilities and stockholders’ equity	$87,125	$104,889

SurModics, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows
(in thousands)

	Three Months Ended
	December 31,
	2014	2013
	(Unaudited)
Operating Activities:
Net income	$3,614	$3,630
Depreciation and amortization	683	697
Stock-based compensation	525	813
Net other operating activities	540	(976)
Change in operating assets and liabilities:
Accounts receivable	309	222
Accounts payable and accrued liabilities	(508)	(1,641)
Income taxes	413	947
Deferred revenue	(13)	(13)
Net change in other operating assets and liabilities	(33)	571
Net cash provided by operating activities from continuing operations	5,530	4,250

Investing Activities:
Purchases of property and equipment	(41)	(56)
Cash transferred to discontinued operations	(45)	(13)
Net other investing activities	(2,238)	610
Net cash (used in) provided by investing activities of continuing operations	(2,324)	541

Financing Activities:
Purchase of common stock to fund employee taxes	(725)	(1,097)
Repurchase of common stock	(20,000)	(9,424)
Net other financing activities	568	751
Net cash used in financing activities of continuing operations	(20,157)	(9,770)
Net cash used in continuing operations	(16,951)	(4,979)

Discontinued operations:
Net cash used in operating activities	(45)	(13)
Net cash provided by financing activities	45	13
Net cash used in discontinued operations	―	―

Net change in cash and cash equivalents	(16,951)	(4,979)
Cash and Cash Equivalents:
Beginning of period	43,511	15,495
End of period	$26,560	$10,516

SurModics, Inc. and Subsidiaries
Supplemental Segment Information
(in thousands)

(Unaudited)

	Three Months Ended December 31,
	2014		2013		% Change
Revenue		% of Total		% of Total
Medical Device	$10,635	74.9%	$10,549	76.0%	0.8%
In Vitro Diagnostics	3,570	25.1	3,334	24.0	7.1
Total revenue	$14,205	100.0%	$13,883	100.0%	2.3%

	Three Months Ended
	December 31,
	2014	2013	% Change
Operating Income
Medical Device	$5,515	$5,328	3.5%
In Vitro Diagnostics	1,098	671	63.6
Corporate	(1,579)	(1,670)	(5.4)
Total operating income	$5,034	$4,329	16.3%

SurModics, Inc. and Subsidiaries
Supplemental Non-GAAP Information
For the Three Months Ended December 31, 2014
(in thousands, except per share data)

(Unaudited)

	As Reported			Adjusted
	GAAP(1)	Adjustments		Non-GAAP(2)

Revenue
Royalties and license fees	$7,275			$7,275
Product sales	5,847			5,847
Research and development	1,083			1,083
Total revenue	14,205			14,205

Operating income	$5,034			$5,034

Net income	$3,614	$(201)	(3)	$3,413

Diluted net income per share(4)	$0.27			$0.25

(1)	Reflects operating results in accordance with U.S. generally accepted accounting principles (GAAP).
(2)	Adjusted Non-GAAP amounts consider an adjustment to the income tax provision for discrete income tax benefits recognized in the period presented as noted in (3) below.
(3)	Adjusted to reflect discrete income tax benefits of $201 associated with the December 2014 signing of the Tax Increase Prevention Act of 2014 which retroactively reinstated federal R&D income tax credits for calendar 2014. The Adjusted Non-GAAP effective tax rate, after adjustment for the discrete income tax benefits, is 32.9% for the period presented.
(4)	Diluted net income per share is calculated using the diluted weighted average shares outstanding for the period presented.

SurModics, Inc. and Subsidiaries
Supplemental Non-GAAP Information
For the Three Months Ended December 31, 2013
(in thousands, except per share data)

(Unaudited)

	As Reported			Adjusted
	GAAP(1)	Adjustments		Non-GAAP(2)

Revenue
Royalties and license fees	$7,465			$7,465
Product sales	5,400			5,400
Research and development	1,018			1,018
Total revenue	13,883			13,883

Operating income	$4,329			$4,329

Net income	$3,630	$(681)	(3)	$2,949

Diluted net income per share(4)	$0.26			$0.21

(1)	Reflects operating results in accordance with U.S. generally accepted accounting principles (GAAP).
(2)	Adjusted Non-GAAP amounts consider a reduction in net investment income of $681 to reflect income recognized in fiscal 2014 associated with a contingent milestone payment related to the sale of Vessix Vascular shares in fiscal 2013. The adjustment to decrease net income did not generate an income tax benefit as there was an offsetting establishment of a capital loss valuation allowance.
(3)	Reflects the after-tax impact of the investment income adjustment noted in (2) above. The investment income resulted in a reversal of a capital loss valuation allowance which resulted in a net zero tax impact.
(4)	Diluted net income per share is calculated using the diluted weighted average shares outstanding for the period presented.

CONTACT:
SurModics, Inc.
Andy LaFrence, 952-500-7000
Vice President of Finance and Chief Financial Officer